Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.	Dan Rollins
Prosperity Bank Plaza	President and Chief Operating Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	dan.rollins@prosperitybanktx.com

FOR IMMEDIATE RELEASE

PROSPERITY BANCSHARES, INC.®

FOURTH QUARTER

EARNINGS UP 31.5%

•	Record Quarterly Earnings

•	4Q 2006 Earnings Per Share Increases 11.1% to $0.50 (diluted)

•	Full Year EPS increases 9.6% to $1.94 (diluted)

HOUSTON, January 24, 2007. Prosperity Bancshares, Inc. NASDAQ: (PRSP), the parent company of Prosperity Bank, reported record earnings for the quarter ended December 31, 2006. Net income for the quarter was $16.602 million or $0.50 per diluted common share, an increase in net income of $3.975 million or 31.5%, compared with $12.627 million or $0.45 per diluted common share for the same period in the prior year.

Prosperity completed its acquisition of SNB Bancshares Inc. (SNBT) and its subsidiary Southern National Bank of Texas on April 1, 2006. Prosperity also completed its acquisition of Grapeland Bancshares, Inc. and its subsidiary, First State Bank, on December 1, 2005. The results of operations for these acquisitions have been included in Prosperity’s consolidated financial statements since their respective purchase dates.

“I am proud to announce that 2006 was another year of record earnings,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer. “Despite the effects of the challenging interest rate environment, we have continued to see successful financial results.”

“During 2006, we completed the acquisition of SNB Bancshares, Inc. and its six banking centers in April. This was our largest acquisition to date. We also announced the merger with Texas United Bancshares, Inc. in July. Upon completion of that acquisition with its four banks and $1.806 billion in assets, we will exceed $6 billion in assets; and establish Prosperity as the second largest Texas based bank in terms of deposits,” continued Zalman.

“We will remain focused on consistent organic growth and strategic acquisitions in an effort to maintain the steady increase in shareholder value for 2007,” concluded Zalman.

“ Our committed team of bankers produced total loan growth of 41.1% over 2005. We also grew deposits by 27.6%,” stated Dan Rollins.

Rollins added, “We are working diligently on completing the acquisition of Texas United Bancshares, Inc. After receiving shareholder approval from Texas United’s and Prosperity’s shareholders in December, we are on schedule to close within the next few weeks. Our merger integration team is planning the system conversion of Texas United’s four subsidiary banks, which will be staggered throughout the first half of the year. We look forward to joining the two teams together, and believe the acquisistion will continue to strengthen our presence across Texas as Real Bankers. With a total of 125 locations, we look forward to a successful 2007 with a strong focus on providing excellent personal service to our customers.”

Results of operations for the three months ended December 31, 2006

For the three months ended December 31, 2006, net income was $16.602 million compared with $12.627 million for the same period in 2005. Net income per diluted common share was $0.50 for the three months ended December 31, 2006 compared with $0.45 for the same period in 2005. Returns on average assets, average common equity and average tangible common equity for the three months ended December 31, 2006 were 1.47%, 10.08% and 31.64%, respectively. Prosperity’s efficiency ratio was 43.03% for the three months ended December 31, 2006.

Net interest income before provisions for credit losses for the quarter ended December 31, 2006 increased 25.4%, to $36.406 million compared with $29.021 million during the same period in 2005. The increase was attributable primarily to an 25.1 % increase in average earning assets.

Non-interest income increased 9.7% to $8.241 million for the three months ended December 31, 2006 compared with $7.515 million for the same period in 2005. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in December 2005 and April 2006. Linked quarter non-interest income decreased $677,000 or 7.6%.

Non-interest expenses increased $1.951 million or 11.3% to $19.192 million for the fourth quarter of 2006 compared with $17.241 million for the fourth quarter of 2005. The increase was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in December 2005 and April 2006.

Loans at December 31, 2006 were $2.177 billion, an increase of $634.4 million, or 41.1%, compared with $1.542 billion at December 31, 2005. As reflected in the table below, linked quarter loan growth for the fourth quarter of 2006 was impacted by the loans acquired as a part of the Grapeland and SNBT mergers. Excluding the loans acquired as a part of the Grapeland and SNBT mergers, linked quarter loan growth was 1.8% on an annualized basis and year to date growth was 7.7%.

Deposits at December 31, 2006 were $3.726 billion, an increase of $805.4 million or 27.6%, compared with $2.920 billion at December 31, 2005. As reflected in the table below, annualized deposit growth for the fourth quarter of 2006 was impacted by the deposits assumed as a part of the Grapeland and SNBT mergers. Excluding deposits assumed as a part of the Grapeland and SNBT mergers, linked quarter deposit growth was 7.8% on an annualized basis and year to date growth was 2.7%.

Balance Sheet Data (at period end)	Dec 31, 2006	Sept 30, 2006	Dec 31, 2005
(In Thousands)	(Unaudited)	(Unaudited)	(Unaudited)

Loans:
Acquired with First State Grapeland	$44,169	$45,962	$44,656
Acquired with Southern National Bank	519,314	562,728	0
All other	1,613,024	1,605,711	1,497,469

Total Loans	$2,176,507	$2,214,401	$1,542,125

Deposits:
Assumed with First State Grapeland	$45,713	$47,864	$47,332
Assumed with Southern National Bank	728,467	650,364	0
All other	2,951,498	2,894,917	2,872,986

Total Deposits	$3,725,678	$3,593,145	$2,920,318

Average loans increased 46.2% or $696.4 million to $2.203 billion for the quarter ended December 31, 2006 compared with $1.507 billion for the same period of 2005. The provision for credit losses was $144,000 for the three months ended December 31, 2006 and $120,000 for the three months ended December 31, 2005.

Non-performing assets totaled $1.120 million or 0.03% of average earning assets at December 31, 2006 compared with $1.408 million or 0.05% of average earning assets at December 31, 2005. At December 31, 2006, the allowance for credit losses was 1.10% of total loans, compared with 1.12% at December 31, 2005.

Results of operations for the twelve months ended December 31, 2006

For the twelve months ended December 31, 2006, net income was $61.725 million compared with

$47.860 million for the same period in 2005. Net income per diluted common share was $1.94 for the twelve months ended December 31, 2006 compared with $1.77 for the same period in 2005. Returns on average assets, average common equity and average tangible common equity for the twelve months ended December 31, 2006 were 1.44%, 10.24% and 31.53%, respectively. Prosperity’s efficiency ratio was 45.29% for the twelve months ended December 31, 2006.

Net interest income before provision for credit losses for the twelve months ended December 31, 2006 increased 24.6%, to $138.145 million compared with $110.897 million during the same period in 2005. The increase was attributable primarily to a 24.8% increase in average earning assets.

Non-interest income increased 13.2% to $33.982 million for the twelve months ended December 31, 2006 compared with $30.021 million for the same period in 2005. The increase was attributable primarily to deposit service charges on the increased number of deposit accounts as a result of the additional banking centers acquired in December 2005 and April 2006.

Non-interest expenses increased $8.712 million or 12.6% to $77.669 million for the twelve months of 2006 compared with $68.957 million for the same period in 2005. The increase in non-interest expenses was attributable primarily to the increased operating costs associated with the additional banking centers acquired as a part of the acquisitions completed in December 2005 and April 2006.

At December 31, 2006, Prosperity had $4.587 billion in total assets, $2.177 billion in loans, $3.726 billion in deposits, and approximately 215,000 deposit and loan accounts. Assets, loans and deposits at December 31, 2006 grew by 27.9%, 41.1% and 27.6%, respectively, compared with December 31, 2005.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, January 24, 2007 at 10:30 a.m. Eastern Daylight Time (9:30 a.m. Central Daylight Time) to discuss Prosperity’s fourth quarter and year end earnings results, the recently announced acquisition of Texas United Bancshares, Inc., the recently completed acquisition of SNB Bancshares, Inc., business trends and their outlook for 2007. Individuals and investment professionals may participate in the call by dialing 1-800-362-0595, the reference code is PBTX.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybanktx.com. The webcast may be accessed directly from Prosperity’s Investor Relations page by clicking on the “4th Quarter Results and Webcast” link.

Acquisition of Grapeland Bancshares, Inc.

On December 1, 2005, Prosperity completed the acquisition of Grapeland Bancshares, Inc. and its Grapeland, Texas-based subsidiary bank, First State Bank. First State Bank operated two (2) offices in Grapeland and Crockett, Texas that now operate as full service banking centers of Prosperity Bank.

Acquisition of SNB Bancshares, Inc.

On April 1, 2006, Prosperity completed the acquisition of SNB Bancshares, Inc. and its subsidiary, Southern National Bank of Texas, in a stock and cash transaction. Southern National Bank operated five (5) full service offices in the Greater Houston Metropolitan Area, all of which became full service banking centers of Prosperity Bank. In addition, Southern National Bank had a banking center under construction in Katy, Texas that opened as a full service banking center of Prosperity Bank in July 2006.

Acquisition of Texas United Bancshares, Inc.

On July 19, 2006, Prosperity announced the acquisition of Texas United Bancshares, Inc. (TXUI). TXUI operates through four (4) wholly-owned subsidiary banks, State Bank, GNB Financial, n.a., Gateway National Bank and Northwest Bank, each of which offer a complete range of banking services. State Bank is headquartered in La Grange, Texas with 25 full-service banking centers located in central and south central Texas, including Austin and Bryan/College Station. GNB Financial, n.a. is headquartered in Gainesville, Texas with seven (7) full-service banking centers located in Cooke, Denton and Ellis counties, north and south of the Dallas-Fort Worth metroplex. Gateway National Bank is headquartered in Dallas, Texas with six (6) Dallas area full-service banking centers. Northwest Bank is located in Roanoke, Texas with five (5) full-service banking centers located in and around the Dallas-Fort Worth metroplex. As of December 31, 2006, TXUI had, on a consolidated basis, total assets of $1.806 billion, loans of $1.212 billion, deposits of $1.362 billion and shareholders’ equity of $161.9 million.

Prosperity Bancshares, Inc.®

Prosperity Bancshares, Inc.®, a $4.6 billion Houston, Texas - based regional financial holding company, formed in 1983, was named to the Keefe Bruyette & Woods, Inc. 2006 Honor Roll for achieving exceptional earnings per share growth for the past 10 years. Other recent honors include being named to the Sandler O’Neill & Partners 2005 Bank and Thrift Small All Stars, listed in US Banker’s August 2005 Top 100 Publicly Traded Mid-Tier Banks, ranked #2 out of 195 publicly traded companies in the 2005 Stephens, Inc. Bank and Thrift Performance Matrix and listed on the Houston Chronicle’s Houston 100 list.

Operating under a community banking philosophy, Prosperity seeks to develop broad customer relationships based on service and convenience. Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of consumers and small and medium sized businesses. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybanktx.com, Retail Brokerage Services, MasterMoney Debit Cards, and 24 hour voice response banking. Prosperity currently operates eighty-eight (88) full service banking locations, thirty-eight (38) in the Houston CMSA; fifteen (15) in the Corpus Christi area; eleven (11) in the Dallas / Fort Worth area; five (5) in the Austin area; two (2) in East Texas; and seventeen (17) in fifteen contiguous counties south and southwest of Houston generally along the NAFTA highway.

Prosperity Bank operates the following full service banking centers:

Austin Area -

Allandale

Congress

Lakeway

Oak Hill

Research Blvd

Dallas / Fort

Worth Area -

Abrams Centre

Blooming Grove

Camp Wisdom

Cedar Hill

Corsicana

Ennis

Kiest

Preston Road

Red Oak

Turtle Creek

Westmoreland

Corpus Christi

Area -

Airline

Alice

Aransas Pass

Carmel

Everhart

Northwest

Kingsville

Mathis

Port Aransas

Portland

Rockport

Saratoga

Sinton

Water Street

Woodlawn

East Texas Area -

Crockett

Grapeland

Houston Area -

Aldine

Angleton

Bellaire

Cinco Ranch

CityWest

Clear Lake

Cleveland

Copperfield

Cypress

Dayton

Downtown

Fairfield

Galveston Gladebrook

Heights

Highway 6

Hitchcock

Holcombe

Katy

Liberty

Magnolia

Medical Center

Memorial

Mont Belvieu

Needville

Pecan Grove

Post Oak

River Oaks

Sweeny

SW Medical Center

Sugar Land

Tanglewood

Waugh Drive

West Columbia Westheimer

Winnie

Woodcreek

Uptown

South Texas Area -

Bay City

Beeville

Cuero

East Bernard

Edna

El Campo

Goliad

Gonzales

Hallettsville

Palacios

Port Lavaca

Seguin

Victoria

Victoria - North

Wharton

Yoakum

Yorktown

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by our management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions’ estimates and projections about Prosperity Bancshares’, and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to: the risk that the businesses of Prosperity and Texas United will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; revenues following the merger may be lower than expected; deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; the ability to obtain regulatory approvals of the merger on the proposed terms and schedule; the failure of Prosperity’s or Texas United’s shareholders to approve the merger agreement; Prosperity’s ability to continue to provide products and services that appeal to its customers; access to debt and equity capital markets may be limited or not available; and Prosperity’s sales objectives may not be achieved. Other risks include the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; weather; and the stock price volatility associated with “small-cap” companies. These and various other factors are discussed in our most recent Annual Report on Form 10-K and other reports and statements we have filed with the SEC.

Copies of Prosperity Bancshares’s SEC filings may be downloaded from the Internet at no charge from www.prosperitybanktx.com.

Additional Information About the Prosperity – Texas United Transaction

In connection with the proposed merger of Texas United Bancshares, Inc. (“Texas United”) into Prosperity Bancshares, Inc., Prosperity filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 to register the shares of Prosperity’s common stock to be issued to the shareholders of Texas United. The registration statement includes a joint proxy statement/prospectus which was sent to the shareholders of Prosperity and Texas United seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PROSPERITY, TEXAS UNITED AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the joint proxy statement/prospectus (when available) and other related documents filed by Prosperity and Texas United with the SEC through the SEC’s website at www.sec.gov. Documents filed with the SEC by Prosperity will be available free of charge by directing a request by telephone or mail to Prosperity Bancshares, Inc., Prosperity Bank Plaza, 4295 San Felipe, Houston, Texas 77027 Attn: Investor Relations. Prosperity’s telephone number is (713) 693-9300. Documents filed with the SEC by Texas United will be available free of charge by directing a request by telephone or mail to Texas United Bancshares, Inc., 109 N. Main Street, La Grange, Texas 78645. Texas United’s telephone number is (979) 968-7294.

Participants in the Prosperity – Texas United Transaction

Prosperity, Texas United and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies in favor of the merger from Prosperity’s shareholders and Texas United’s shareholders. Information about Prosperity’s directors, executive officers, and members of management is set forth in the proxy statement for Prosperity’s 2006 Annual Meeting of Shareholders filed with the SEC on March 17, 2006. Information about Texas United’s directors, executive officers, and members of management is set forth in the proxy statement for Texas United’s 2006 Annual Meeting of Shareholders filed with the SEC on April 24, 2006.

- - -

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
Selected Earnings and Per Share Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total interest income	$62,893	$44,277	$231,739	$162,123
Total interest expense	26,487	15,256	93,594	51,226

Net interest income	36,406	29,021	138,145	110,897
Provision for credit losses	144	120	504	480

Net interest income after provision for credit losses	36,262	28,901	137,641	110,417

Total non-interest income	8,241	7,515	33,982	30,021
Total non-interest expense	19,192	17,241	77,669	68,957

Net income before taxes	25,311	19,175	93,954	71,481
Federal income taxes	8,709	6,548	32,229	23,621

Net income	$16,602	$12,627	$61,725	$47,860

Basic earnings per share (A)	$0.51	$0.46	$1.96	$1.79

Diluted earnings per share (A)	$0.50	$0.45	$1.94	$1.77

Period end shares outstanding	32,793	27,821	32,793	27,821

Weighted average shares outstanding (basic)	32,791	27,646	31,491	26,706

Weighted average shares outstanding (diluted)	33,199	27,988	31,893	27,024

(A)	Earnings per share in each quarter is computed individually using the weighted- average number of shares outstanding during that quarter while earnings per share for the full period is computed using the weighted average number of shares outstanding during the year. Thus, the sum for the quarters does not necessarily equal the full period earnings per share.

Prosperity Bancshares, Inc. ®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
Balance Sheet Averages	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total loans	$2,203,459	$1,507,087	$2,037,379	$1,435,376
Investment securities	1,576,469	1,535,898	1,612,221	1,471,067
Federal funds sold and other temporary investments	83,966	45,483	32,522	42,859

Total earning assets	3,863,894	3,088,468	3,682,122	2,949,302
Allowance for credit losses	(24,034)	(17,003)	(22,476)	(16,334)
Cash and due from banks	90,942	81,497	90,246	74,388
Goodwill	425,072	249,396	383,543	233,586
Core Deposit Intangibles (CDI)	23,652	21,584	23,377	20,117
Other real estate	125	768	118	384
Fixed assets, net	63,618	48,649	61,948	47,379
Other assets	64,019	56,109	64,917	52,795

Total assets	$4,507,288	$3,529,468	$4,283,795	$3,361,617

Non-interest bearing deposits	$822,458	$666,051	$783,431	$609,230
Interest bearing deposits	2,813,906	2,236,601	2,665,669	2,182,583

Total deposits	3,636,364	2,902,652	3,449,100	2,791,813
Federal funds purchased and interest bearing liabilities	78,405	83,072	109,540	70,644
Junior subordinated debentures	100,519	75,775	92,271	69,869
Other liabilities	33,420	14,444	30,172	15,427
Shareholders’ equity (B)	658,580	453,525	602,712	413,864

Total liabilities and equity	$4,507,288	$3,529,468	$4,283,795	$3,361,617

(B)	Includes ($3,545) and ($4,570), in after tax unrealized (losses) on available for sale securities for the three month periods ending December 31, 2006 and December 31, 2005, respectively, and ($4,228) and ($4,140) for the twelve month periods ending December 31, 2006 and December 31, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest on loans	$43,741	$27,580	$157,426	$99,958
Interest on securities	18,034	16,236	72,632	60,866
Interest on federal funds sold and other earning assets	1,118	461	1,681	1,299

Total interest income	62,893	44,277	231,739	162,123

Interest expense - deposits	23,455	13,018	80,942	43,643
Interest expense - debentures	2,095	1,396	7,592	4,895
Interest expense - other	937	842	5,060	2,688

Total interest expense	26,487	15,256	93,594	51,226

Net interest income (C)	36,406	29,021	138,145	110,897
Provision for credit losses	144	120	504	480

Net interest income after provision for credit losses	36,262	28,901	137,641	110,417

Service charges on deposit accounts	6,769	6,325	27,379	24,985
Net gain on sale of assets	44	9	622	72
Brokered mortgage income	178	179	839	867
(Loss)/gain on sale of securities	0	(79)	0	(79)
Other non-interest income	1,250	1,081	5,142	4,176

Total non-interest income	8,241	7,515	33,982	30,021

Salaries and benefits (D)	10,103	8,968	41,298	36,672
CDI amortization	1,253	1,066	4,869	3,912
Net occupancy and equipment	2,070	1,791	7,884	6,663
Depreciation	1,281	1,125	5,048	4,462
Data processing and software amortization	884	778	3,612	2,837
Other non-interest expenses	3,601	3,513	14,958	14,411

Total non-interest expenses	19,192	17,241	77,669	68,957

Net income before taxes	25,311	19,175	93,954	71,481
Federal income taxes	8,709	6,548	32,229	23,621

Net income available to common shareholders	$16,602	$12,627	$61,725	$47,860

(C)	Net interest income on a tax equivalent basis would be $36,891 and $29,356, for the three months ended December 31, 2006 and December 31, 2005, respectively, and $139,961 and $112,262 for the twelve months ended December 31, 2006 and December 31, 2005, respectively.
(D)	Salaries and benefits includes equity compensation expenses of $244 and $139 for the three months ended December 31, 2006 and December 31, 2005, respectively, and $850 and $619 for the twelve months ended December 31, 2006 and December 31, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars and share amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
Common Share and Other Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Employees - FTE	908	859	908	859

Book value per share	$20.26	$16.70	$20.26	$16.70
Tangible book value per share	$6.62	$6.48	$6.62	$6.48

Period end shares outstanding	32,793	27,821	32,793	27,821
Weighted average shares outstanding (basic)	32,791	27,646	31,491	26,706
Weighted average shares outstanding (diluted)	33,199	27,988	31,893	27,024

Non-accrual loans	$181	$355	$181	$355
Accruing loans 90 or more days past due	767	788	767	788
Restructured loans	0	0	0	0

Total non-performing loans	948	1,143	948	1,143
Repossessed assets	32	26	32	26
Other real estate	140	239	140	239

Total non-performing assets	$1,120	$1,408	$1,120	$1,408

Allowance for credit losses at end of period	$23,990	$17,203	$23,990	$17,203

Net charge-offs	$247	$312	$771	$410

Basic earnings per share	$0.51	$0.46	$1.96	$1.79

Diluted earnings per share	$0.50	$0.45	$1.94	$1.77

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended		Twelve Months Ended
	Dec 31, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Performance Ratios

Return on average assets (annualized)	1.47%	1.43%	1.44%	1.42%
Return on average common equity (annualized)	10.08%	11.14%	10.24%	11.56%
Return on average tangible common equity (annualized)	31.64%	27.67%	31.53%	29.88%
Net interest margin (E) (tax equivalent) (annualized)	3.79%	3.77%	3.80%	3.81%
Efficiency ratio (F)	43.03%	47.10%	45.29%	48.93%

Asset Quality Ratios

Non-performing assets to average earning assets	0.03%	0.05%	0.03%	0.05%
Non-performing assets to loans and other real estate	0.05%	0.09%	0.05%	0.09%
Net charge-offs to average loans	0.01%	0.02%	0.04%	0.03%
Allowance for credit losses to total loans	1.10%	1.12%	1.10%	1.12%

Common Stock Market Price

High	$35.38	$32.12	$36.16	$32.12
Low	$32.54	$27.97	$28.50	$25.05
Period end market price	$34.51	$28.74	$34.51	$28.74

(E)	Net Interest Margin for all periods presented is calculated on an actual/365 day basis.
(F)	Calculated by dividing total non-interest expense (excluding credit loss provisions) by net interest income plus non-interest income (excluding net gains and losses on the sale of securities and on the sale of assets). Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	December 31, 2006		September 30, 2006		June 30, 2006		Mar 31, 2006
Balance Sheet Data (at period end)	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)
Loan Portfolio

Commercial	$297,677	13.7%	$312,785	14.1%	$297,230	13.5%	$233,812	15.0%
Construction	433,178	19.9%	432,424	19.5%	396,246	18.0%	239,135	15.3%
1-4 family residential	376,996	17.3%	378,846	17.1%	373,783	17.0%	311,586	20.0%
Home equity	63,427	2.9%	63,694	2.9%	64,540	2.9%	58,797	3.8%
Commercial real estate	881,125	40.5%	892,938	40.3%	934,554	42.4%	600,630	38.5%
Agriculture	57,429	2.6%	66,145	3.0%	67,007	3.0%	56,796	3.6%
Consumer	66,675	3.1%	67,569	3.1%	71,432	3.2%	60,711	3.8%

Total Loans	$2,176,507		$2,214,401		$2,204,792		$1,561,467

Deposit Types

Non-interest bearing DDA	$835,876	22.4%	$809,836	22.5%	$839,317	23.1%	$692,713	23.8%
Interest bearing DDA	736,962	19.8%	640,372	17.8%	655,081	18.0%	443,193	15.2%
Money Market	825,510	22.2%	792,697	22.1%	761,992	20.9%	585,867	20.1%
Savings	168,677	4.5%	164,751	4.6%	168,543	4.6%	163,545	5.6%
Time < $100	584,360	15.7%	589,141	16.4%	598,038	16.4%	540,326	18.5%
Time > $100	574,293	15.4%	596,348	16.6%	617,029	17.0%	489,698	16.8%

Total Deposits	$3,725,678		$3,593,145		$3,640,000		$2,915,342

Loan to Deposit Ratio	58.4%		61.6%		60.6%		53.6%

Prosperity Bancshares, Inc.®

Financial Highlights

(Dollars in thousands)

	Dec 31, 2006	Sep 30, 2006	Jun 30, 2006	Mar 31, 2006	Dec 31, 2005
Balance Sheet Data (at period end)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Total loans	$2,176,507	$2,214,401	$2,204,792	$1,561,467	$1,542,125
Investment securities (G)	1,590,303	1,566,478	1,643,412	1,555,028	1,572,602
Federal funds sold and other temporary investments	154,040	31,471	20,619	6,246	6,143

Total earning assets	3,920,850	3,812,350	3,868,823	3,122,741	3,120,870
Allowance for credit losses	(23,990)	(24,093)	(24,280)	(17,312)	(17,203)
Cash and due from banks	116,078	85,106	102,921	77,056	91,518
Goodwill	424,339	425,073	423,534	263,406	261,964
Core deposit intangibles	23,032	24,285	25,476	21,100	22,461
Other real estate	140	59	77	37	239
Fixed assets, net	63,057	63,118	64,242	48,316	49,244
Other assets	63,263	69,818	71,158	56,269	56,889

Total assets	$4,586,769	$4,455,716	$4,531,951	$3,571,613	$3,585,982

Demand deposits	$835,876	$809,836	$839,317	$692,713	$674,407
Interest bearing deposits	2,889,802	2,783,309	2,800,683	2,222,629	2,245,911

Total deposits	3,725,678	3,593,145	3,640,000	2,915,342	2,920,318
Securities sold under repurchase agreements	47,225	48,459	47,494	46,957	46,985
Federal funds purchased and other interest bearing liabilities	26,408	31,484	77,711	38,184	55,404
Junior subordinated debentures	100,519	100,519	100,519	69,589	75,775
Other liabilities	22,528	31,956	30,854	26,084	22,783

Total liabilities	3,922,358	3,805,563	3,896,578	3,096,156	3,121,265
Shareholders’ equity (H)	664,411	650,153	635,373	475,457	464,717

Total liabilities and equity	$4,586,769	$4,455,716	$4,531,951	$3,571,613	$3,585,982

(G)	Includes ($4,538), ($6,202), ($7,848), ($6,370), and ($6,063) in unrealized (losses) on available for sale securities for the quarterly periods ending December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006, and December 31, 2005, respectively.
(H)	Includes ($2,950), ($4,032), ($5,101), ($4,140), and ($3,941) in after tax unrealized (losses) on available for sale securities for the quarterly periods ending December 31, 2006, September 30, 2006, June 30, 2006, March 31, 2006, December 31, 2005, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Dec 31, 2006	Sept 30, 2006	June 30, 2006	Mar 31, 2006	Dec 31, 2005
Income Statement Data	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest on loans	$43,741	$43,625	$41,578	$28,482	$27,580
Interest on securities	18,034	18,302	19,300	16,996	16,236
Interest on federal funds sold and other earning assets	1,118	223	134	206	461

Total interest income	62,893	62,150	61,012	45,684	44,277

Interest expense- deposits	23,455	22,519	20,875	14,093	13,018
Interest expense- debentures	2,095	2,106	1,994	1,397	1,396
Interest expense- other	937	1,558	1,561	1,004	842

Total interest expense	26,487	26,183	24,430	16,494	15,256

Net interest income	36,406	35,967	36,582	29,190	29,021
Provision for credit losses	144	120	120	120	120

Net interest income after provision for credit losses	36,262	35,847	36,462	29,070	28,901

Service charges on deposits accounts	6,769	7,079	7,206	6,325	6,325
Net gain on sale of assets	44	132	436	10	9
Loss on sale of securities	0	0	0	0	(79)
Brokered mortgage income	178	233	245	183	179
Other non-interest income	1,250	1,474	1,269	1,149	1,081

Total non-interest income	8,241	8,918	9,156	7,667	7,515

Salaries and benefits	10,103	10,268	11,732	9,195	8,968
CDI amortization	1,253	1,191	1,358	1,067	1,066
Net occupancy and equipment	2,070	2,166	1,967	1,681	1,791
Depreciation	1,281	1,265	1,327	1,175	1,125
Data processing and software amortization	884	928	989	811	778
Other non-interest expenses	3,601	4,011	4,026	3,320	3,513

Total non-interest expenses	19,192	19,829	21,399	17,249	17,241

Net income before taxes	25,311	24,936	24,219	19,488	19,175
Federal income taxes	8,709	8,572	8,324	6,624	6,548

Net income available to common shareholders	$16,602	$16,364	$15,895	$12,864	$12,627

Prosperity Bancshares, Inc.®

Financial Highlights

	Three Months Ended
	Dec 31, 2006	Sep 30, 2006	June 30, 2006	Mar 31, 2006	Dec 31, 2005
Comparative Quarterly Asset Quality, Performance & Capital Ratios	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Return on average assets (annualized)	1.47%	1.46%	1.40%	1.43%	1.43%
Return on average common equity (annualized)	10.08%	10.17%	10.15%	10.92%	11.14%
Return on average tangible equity (annualized)	31.64%	33.61%	34.81%	27.50%	27.67%
Net interest margin (tax equivalent) (annualized)	3.79%	3.77%	3.82%	3.81%	3.77%

Employees - FTE	908	914	931	844	859

Efficiency ratio	43.03%	44.31%	47.24%	46.81%	47.10%
Non-performing assets to average earning assets	0.03%	0.03%	0.03%	0.04%	0.05%
Non-performing assets to loans and other real estate	0.05%	0.06%	0.05%	0.08%	0.09%
Net charge-offs to average loans	0.01%	0.01%	0.01%	0.00%	0.02%
Allowance for credit losses to total loans	1.10%	1.09%	1.10%	1.11%	1.12%

Tier 1 risk-based capital	13.55%	13.11%	12.47%	15.65%	15.34%

Total risk-based capital	14.58%	14.16%	13.53%	16.69%	16.37%

Tier 1 leverage capital	7.76%	7.44%	6.98%	7.86%	7.83%

Tangible equity to tangible assets	5.24%	5.01%	4.56%	5.81%	5.46%

Equity to assets	14.49%	14.59%	14.02%	13.31%	12.96%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2006
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
Interest Earning Assets:
Loans	$2,203,459	$43,741	7.88%
Investment securities	1,576,469	18,034	4.58%
Federal funds sold and other temporary investments	83,966	1,118	5.28%

Total interest earning assets	3,863,894	$62,893	6.46%

Allowance for credit losses	(24,034)
Non-interest earning assets	667,428

Total assets	$4,507,288

Interest Bearing Liabilities:
Interest bearing demand deposits	$647,012	$3,490	2.14%
Savings and money market deposits	989,484	7,148	2.87%
Certificates and other time deposits	1,177,410	12,817	4.32%
Junior subordinated debentures	100,519	2,095	8.27%
Securities sold under repurchase agreements	47,361	528	4.42%
Federal funds purchased and other borrowings	31,044	409	5.23%

Total interest bearing liabilities	2,992,830	$26,487	3.51%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	822,458
Other liabilities	33,420

Total liabilities	3,848,718
Shareholders’ equity	658,580

Total liabilities and shareholders’ equity	$4,507,288

Net Interest Income & Margin		$36,406	3.74%

Net Interest Income & Margin (tax equivalent)		$36,891	3.79%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended Dec 31, 2005
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield/Rate
Interest Earning Assets:
Loans	$1,507,087	$27,580	7.26%
Investment securities	1,535,898	16,236	4.23%
Federal funds sold and other temporary investments	45,483	461	4.02%

Total interest earning assets	3,088,468	$44,277	5.69%

Allowance for credit losses	(17,003)
Non-interest earning assets	458,003

Total assets	$3,529,468

Interest Bearing Liabilities:
Interest bearing demand deposits	$452,782	$1,135	0.99%
Savings and money market deposits	748,194	3,575	1.90%
Certificates and other time deposits	1,035,625	8,308	3.18%
Junior subordinated debentures	75,775	1,396	7.31%
Securities sold under repurchase agreements	37,358	303	3.22%
Federal funds purchased and other borrowings	45,714	539	4.68%

Total interest bearing liabilities	2,395,448	$15,256	2.53%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	666,051
Other liabilities	14,444

Total liabilities	3,075,943
Shareholders’ equity	453,525

Total liabilities and shareholders’ equity	$3,529,468

Net Interest Income & Margin		$29,021	3.73%

Net Interest Income & Margin (tax equivalent)		$29,356	3.77%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Twelve Months Ended Dec 31, 2006
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield / Rate
Interest Earning Assets:
Loans	$2,037,379	$157,426	7.73%
Investment securities	1,612,221	72,632	4.51%
Federal funds sold and other temporary investments	32,522	1,681	5.17%

Total interest earning assets	3,682,122	$231,739	6.29%

Allowance for credit losses	(22,476)
Non-interest earning assets	624,149

Total assets	$4,283,795

Interest Bearing Liabilities:
Interest bearing demand deposits	$602,946	$11,440	1.90%
Savings and money market deposits	897,667	23,539	2.62%
Certificates and other time deposits	1,165,056	45,963	3.95%
Junior subordinated debentures	92,271	7,592	8.23%
Securities sold under repurchase agreements	45,488	1,820	4.00%
Federal funds purchased and other borrowings	64,052	3,240	5.06%

Total interest bearing liabilities	2,867,480	$93,594	3.26%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	783,431
Other liabilities	30,172

Total liabilities	3,681,083
Shareholders’ equity	602,712

Total liabilities and shareholders’ equity	$4,283,795

Net Interest Income & Margin		$138,145	3.75%

Net Interest Income & Margin (tax equivalent)		$139,961	3.80%

Prosperity Bancshares, Inc.®

Supplemental Financial Data (Unaudited)

(Dollars in thousands)

	Twelve Months Ended Dec 31, 2005
YIELD ANALYSIS	Average Balance	Interest Earned / Interest Paid	Average Yield / Rate
Interest Earning Assets:
Loans	$1,435,376	$99,958	6.96%
Investment securities	1,471,067	60,866	4.14%
Federal funds sold and other temporary investments	42,859	1,299	3.03%

Total interest earning assets	2,949,302	$162,123	5.50%

Allowance for credit losses	(16,334)
Non-interest earning assets	428,649

Total assets	$3,361,617

Interest Bearing Liabilities:
Interest bearing demand deposits	$477,199	$4,666	0.98%
Savings and money market deposits	696,237	10,683	1.53%
Certificates and other time deposits	1,009,147	28,294	2.80%
Junior subordinated debentures	69,869	4,895	7.01%
Securities sold under repurchase agreements	29,850	768	2.57%
Federal funds purchased and other borrowings	40,794	1,920	4.71%

Total interest bearing liabilities	2,323,096	$51,226	2.21%

Non-interest bearing liabilities:
Non-interest bearing demand deposits	609,230
Other liabilities	15,427

Total liabilities	2,947,753
Shareholders’ equity	413,864

Total liabilities and shareholders’ equity	$3,361,617

Net Interest Income & Margin		$110,897	3.76%

Net Interest Income & Margin (tax equivalent)		$112,262	3.81%

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